                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     sec. 240.14a-11(c) or sec. 240.14a-12

                                    MODTECH
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                  MODTECH, INC.
                               2830 Barrett Avenue
                            Perris, California 92571
                                 (909) 943-4014


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 15, 1998


To the Holders of Common Stock of Modtech, Inc.:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Modtech, Inc. will be held at the Sheraton Hotel, 4545 MacArthur Boulevard, Newport Beach, California 92660 on July 15, 1998 at 2:00 P.M., local time, for the following purposes:

         1. To elect a board of seven (7) directors, with each director so elected to hold office until the next Annual Meeting and until their successors have been duly elected and qualified; and

         2. To transact such other business as may properly come before the Annual Meeting and any continuation or adjournment thereof.

         The Board of Directors has fixed the close of business on May 22, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the Annual meeting in person. YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED, STAMPED ENVELOPE. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                                     By Order of the Board of Directors,


                                     Evan M. Gruber, Chief Executive Officer



Perris, California
May 29, 1998



IMPORTANT: IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT
           THAT YOUR SHARES BE REPRESENTED SO THAT THE PRESENCE OF A
           QUORUM MAY BE ASSURED. PLEASE SIGN AND DATE THE ENCLOSED PROXY
           AND MAIL IT PROMPTLY. NO POSTAGE REQUIRED IF MAILED IN THE
           UNITED STATES.

                                  MODTECH, INC.
                               2830 Barrett Avenue
                            Perris, California 92571
                               -------------------

                                 PROXY STATEMENT
                               -------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held July 15, 1998

         This Proxy Statement is being furnished to the shareholders of Modtech, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Hotel, 4545 MacArthur Boulevard, Newport Beach, California 92660, on July 15, 1998 at 2:00 P.M., local time, and at any continuation or adjournment thereof.

         This Proxy Statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed on or about May 29, 1998 to shareholders of record on May 22, 1998, the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which contains audited financial statements, as filed with the Securities and Exchange Commission, is concurrently being mailed to all shareholders of record as of May 22, 1998.

         The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by telephone, telegraph or personal interview by Directors, officers and other regular employees of the Company, without extra compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.


                                  VOTING RIGHTS

      As of April 30, 1998, the record date for the determination of the shareholders of the Company entitled to notice of and to vote at the Annual Meeting, there were 9,856,169 shares of the Company's Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting, except that shareholders may be entitled to cumulative voting rights in the election of directors as describe below.

      Cumulative voting rights entitle a shareholder to give one nominee that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock he or she is entitled to vote, or to distribute such number of votes among two or more nominees in such proportion as the shareholder may choose. The seven nominees receiving the highest number of votes at the Annual Meeting will be elected. In order for all shareholders to cumulate votes, one shareholder must give notice to the Secretary prior to commencement of voting that of his or her intention to cumulate his or her votes.

      Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, by the persons named therein FOR the election of the seven director nominees listed below. As to any other business which may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company or by delivery of a subsequently dated proxy, or by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting without also voting will not in and of itself constitute the revocation of a proxy.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth information regarding the ownership of the Company's Common Stock as of April 15, 1998, by (i) each of the current directors and nominees for election as a director of the Company, (ii) each person or group known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, and (iii) all current directors and executive officers of the Company as a group. Except as otherwise noted and subject to community property laws where applicable, each beneficial owner has sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 2830 Barrett Avenue, Perris, California 92571.

      Name and Address                                           Shares            Percent of
      of Beneficial Owner                              Beneficially Owned (1)           Class (1)
      -------------------                              ----------------------          ----------
      Gerald B. Bashaw (2)                                        395,549                   4.0
      Evan M. Gruber (3)                                          335,455                   3.3
      Michael G. Rhodes (4)                                        81,250                    *
      Robert W. Campbell (5)                                       15,000                    *
      James D. Goldenetz (6)                                      124,531                   1.2
      Charles C. McGettigan (7) (14)                            2,364,811                  24.0
      Daniel J. Donahoe (8)                                         2,500                    *
      Myron A. Wick, III (7) (14)                               2,364,811                  24.0
      Jon D. Gruber (9) (14)                                    4,604,721                  46.6
      J. Patterson McBaine (10) (14)                            4,545,521                  46.0
      Gruber & McBaine Capital Management (11) (14)             2,172,410                  22.0
      Platinum Partners, L.P. (12)                                522,000                   5.3
      Proactive Partners, L.P. (13) (14)                        2,329,066                  23.6
      All directors and officers as a group
      (9 persons) (2) (3) (4) (5) (6) (7) (8                    3,354,841                  32.3

      --------------------------
      * Less than one percent.


(1) In calculating beneficial and percentage ownership, all shares of Common Stock which a named shareholder will have the right to acquire within 60 days of the record date for the Annual Meeting upon exercise of stock options and stock purchase warrants are deemed to be outstanding for the purpose of computing the ownership of such shareholder, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholder. As of April 15, 1998, an aggregate of 9,856,169 shares of Common Stock were outstanding. This does not give effect to the potential issuance of 1,400,000 issuable upon exercise of options granted or which may be granted under the Company's stock option plans. See "Election of Directors - Stock Options."

(2)      Includes 15,000 shares issuable upon exercise of stock options.

(3) Includes 302,500 shares issuable upon exercise of stock options, but does not include 330,833 shares issuable upon exercise of stock options which have been granted but currently are not exercisable. Evan M. Gruber and Jon D. Gruber are not related.

(4) Includes 54,250 shares issuable upon exercise of stock options, but does not include 186,250 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(5)      Includes 15,000 shares issuable upon exercise of stock options.

(6)      Includes 110,000 shares issuable upon exercise of stock options.

(7) Includes 20,745 shares owned of record directly by each of Messrs. McGettigan and Wick, and all shares owned of record by Proactive Partners, L.P. and affiliates of which Messrs. McGettigan and Wick are general partners. Also includes options to purchase 15,000 shares which have been granted to each of Messrs. McGettigan and Wick for serving on the Company's Board of Directors.

(8)      All of these shares are issuable upon exercise of stock options.

(9) Includes 103,245 shares owned of record directly by Mr. Gruber, all shares owned of record by Proactive Partners, L.P. and affiliates, of which Mr. Gruber is a general partner, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Mr. Gruber is a general partner. Jon D. Gruber and Evan M. Gruber are not related.

(10) Includes 44,045 shares owned of record directly by Mr. McBaine, all shares owned of record by Proactive Partners and affiliates, of which Mr. McBaine is a general partner, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Mr. McBaine is a general partner.

(11) Includes 110,200 shares owned of record directly by Gruber & McBaine Capital Management, all shares owned of record by Proactive Partners, L.P. and affiliates, and 2,062,210 shares owned of record by Lagunitas Partners, Gruber & McBaine International and GMJ Investments, affiliated entities.

(12) These shares are owned of record by Platinum Partners, L.P., a Massachusetts limited partnership (the "Partnership"), and also are deemed to be beneficially owned by Hori Capital Management, Inc., the sole general partner of the Partnership, and by Calvin G. Hori, the sole shareholder, director and President of Hori Capital Management, Inc., the address of each of which is One Washington Mall, 7th Floor, Boston, Massachusetts 02108.

(13) Includes 2,329,066 shares owned of record by Proactive Partners, L.P. and the shares owned of record by Fremont Proactive Partners, an affiliated entity.

(14)     The address of each of Charles C. McGettigan, Myron A. Wick, III, Jon
         D. Gruber, J. Patterson McBaine, Gruber & McBaine Capital Management and Proactive Partners, L.P. is 50 Osgood Place, San Francisco, CA 94133.

                              ELECTION OF DIRECTORS

      The Company's current Board of Directors has nominated seven (7) individuals, Gerald B. Bashaw, Daniel J. Donahoe III, James D. Goldenetz Evan M. Gruber, Robert W. Campbell, Charles C. McGettigan and Myron A. Wick, III, for election as directors of the Company at the Annual Meeting, each to serve as such until the next annual meeting of the Company's shareholders and until their respective successors are elected and qualified. Each of the nominees is a current member of the Company's Board of Directors. Although it is not presently contemplated that any nominee will decline or be unable to serve as a Director, in either such event, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors should any nominee become unavailable to serve. In the event that anyone other than the seven nominees listed below should be nominated for election as a director, the persons named in the accompanying proxy will have the authority, to be exercised in their discretion, to vote cumulatively for less than all of the nominees. The seven nominees receiving the highest number of votes at the Annual Meeting will be elected.

NOMINEES

         Certain information concerning the seven individuals nominated by the Company's Board of Directors for election at the Annual Meeting to serve as directors of the Company for the ensuing year is set forth below:

         Gerald B. Bashaw, age 63, founded the Company in 1982. Prior to that time he served as the Vice President of Operations and then President of Aurora Modular Industries, a manufacturer of modular classrooms, mobile homes, office trailers, and modular houses and buildings, which he co-founded in 1965.

         Robert W. Campbell, age 41, is the Managing Director of Corporate Finance at L.H. Friend, Weinress, Frankson & Presson, Inc. From 1993 to 1995, Mr. Campbell was Senior Vice President - Investment Banking at Baraban Securities, Incorporated. From 1982 to 1993, Mr. Campbell was employed by the Seidler Companies, Inc. as Senior Vice President - Corporate Finance.

         Daniel J. Donahoe III, age 64, who was elected to the Company's Board of Directors in 1998, is co-founder and President of Red Rock Resorts, which operated special, unique boutique resorts in the Western United States. He also serves as Chairman of Daybreak Investments, a privately-held investment company. Mr. Donahoe has been actively involved in the commercial and residential real estate market in the southwest over the past 25 years.

         James D. Goldenetz, age 48, President of Class Leasing, Inc., joined the Company as a director in January 1988, after previously serving as the President of Aurora Modular Industries since January 1982. He began work in the modular classroom industry in 1969 in production at Aurora Modular Industries.

         Evan M. Gruber, age 44, joined the Company in January 1989 as its Chief Financial Officer and was elected Chief Executive Officer of the Company in January 1990. Prior to joining the Company, Mr. Gruber, who is a certified public accountant, founded his own public accounting firm in Costa Mesa, California in 1978.

         Charles C. McGettigan, age 53, was elected to the Board of Directors in June 1994. Mr. McGettigan is a co-founder and managing director of the investment banking firm of McGettigan, Wick & Co., Inc. and a co-founder and general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund. Prior to founding McGettigan, Wick & Co., Inc., he was a Principal, Corporate Finance of Hambrecht & Quist and a senior vice president of Dillon, Read & Co. Mr. McGettigan serves on the boards of directors of Cuisine Solutions, Inc., Digital Dictation, Inc.; I-Flow Corporation; Onsite Energy, PMR Corporation, Sonex Research Corporation, Tanknology-NDE, and Wray-Tek Instruments Inc.

         Myron A. Wick III, age 54, became a director of the Company in June 1994. Mr. Wick is currently a managing director and founder of McGettigan, Wick & Co., Inc., an investment banking firm formed in 1988, and a general partner of the general partner of Proactive Partners, L.P., a merchant banking fund formed in 1991. Mr. Wick is a director of Children's Discovery Centers, Digital Dictation, Inc., Electrostatic Devices, Sonex Research Corporation, Tanknology-NDE, and Wray-Tek Instruments Inc.

STRUCTURE AND FUNCTION OF THE BOARD OF DIRECTORS

         During the last fiscal year, the Company's Board of Directors held 4 regular and special meetings or otherwise took action by written consent. The Board has established both an Audit Committee and a Compensation Committee, each of which is comprised of Messrs. McGettigan, Campbell and Phillips. The Audit Committee meets to consult with the Company's independent auditors concerning their engagement and audit plan, and thereafter concerning the auditor's report and management letter and with the assistance of the independent auditors, also monitors the adequacy of the Company's internal accounting controls. With respect to compensation, the Compensation Committee determines the compensation of corporate officers, and will determine the persons entitled to participate in stock option, bonus and other similar plans. The Board of Directors continues to meet as a whole to nominate the individuals to be proposed by the Board of Directors for election as directors of the Company, and has no separate nominating committee.

         Each non-employee director is paid an annual retainer of $4,000 plus $1,000 per each board meeting attended and each board committee meeting attended for each committee of which they are a member. The Company has and will continue to pay the expenses of its non-employee directors in attending Board meetings. No compensation is paid to any of the employee directors.

         There is no family relationship between any nominee and any other nominee or executive officer of the Company.

EXECUTIVE OFFICERS

         The executive officers of the Company are Evan M. Gruber, Chief Executive Officer; and Michael G. Rhodes, Chief Operating Officer and Chief Financial Officer. Subject to the terms of applicable employment agreement, officers serve at the pleasure of the Board of Directors.

         Mr. Rhodes joined the Company in 1988 and was the Corporation's controller through 1992. In 1993 he was elected Chief Financial Officer, and in 1996 was elected Chief Operating Officer. Prior to his joining the Company, Mr. Rhodes worked for a public accounting firm.

COMPENSATION OF EXECUTIVE OFFICER AND DIRECTORS

         The following table summarizes the annual and long term compensation paid by the Company during fiscal years ended December 31, 1995, 1996 and 1997 to those persons who were, as of December 31, 1997 (i) the Chief Executive Officer of the Company, and (ii) the other compensated executive officers of the Company, if any, whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                          ----------------------------------
                                                                                   AWARDS
                                                                          ---------------------
                                              ANNUAL COMPENSATION           RESTRICTED                PAYOUTS
                                         ------------------------------     STOCK                    --------
                                          SALARY      BONUS       OTHER     AWARDS       OPTIONS      LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR          $           $           $         $              #        PAYOUTS     COMPENSATION
---------------------------   ----       --------     -----       -----     ------       -------      -------     ------------
Evan M. Gruber                1997       200,000      459,000       -         -           133,000          -          4,750
  Chief Executive Officer     1996       158,000      137,000       -         -           110,000          -          4,615
    and Director              1995       150,000       15,000       -         -            25,000          -          3,654

Michael G. Rhodes             1997       125,000      142,500       -         -            82,500          -          4,750
 Chief Operating Officer,     1996        90,000       24,000       -         -           105,000          -          4,827
 Chief Financial Officer      1995        87,000       12,100       -         -            20,000          -            129
--------------------------

(1) The figures shown in the column designated "All Other Compensation" represent the executive officer's share of the Company's contribution to the 401(K) plan, see "401(K) Plan."

EMPLOYMENT AGREEMENTS

      Mr. Gruber's current employment agreement with the Company was entered into in May 1994 for an initial term expiring June 30, 1997. In September 1996, the Compensation Committee extended the term of the agreement to December 31, 1999. The agreement provides for a base annual salary of not less than $150,000 per year with periodic increases equal to the rate increase in the Consumer Price Index, and provision for the grant of an option to purchase 200,000 shares of the Company's Common Stock at $1.50 per share. The base annual salary was increased to $200,000 in October 1996. Additionally, Mr. Gruber is entitled to receive a bonus equal to two and one-half percent of the amount, if any, by which the net income before taxes of the Company for the year in question exceed $1,000,000.

401(K) PLAN

      Under the Company's 401(k) Plan, officers and other employees of the Company may elect to defer up to 15% of their compensation, subject to limitations under the Internal Revenue Code. The Company makes annual contributions on a 50% matching basis. Amounts deferred are deposited by the Company in a trust account for distribution to employees upon retirement, attainment of age 59-1/2, permanent disability, death, termination of employment or the occurrence of conditions constituting extraordinary hardship. For the year ended December 31, 1997, the Company contributed $4,750 and $4,750 as matching contributions for the accounts of Mr. Gruber and Mr. Rhodes, respectively.

STOCK OPTIONS

      The Company grants stock options under its 1989 Stock Option Plan (the "1989 Plan"), its March 1994 Stock Option Plan (the "March 1994 Plan"), its May 1994 Option Plan (the "May 1994 Plan") and its 1996 Stock Option Plan (the "1996 Plan"). As of December 31, 1997, options to purchase 206,050 shares, at a weighted average exercise price of $1.70 per share, were outstanding under the 1989 Plan, options to purchase an aggregate of 607,225 shares at exercise prices ranging from $1.19 to $19.50 were outstanding under the two 1994 Plans, and options to purchase 352,333 shares at a weighted average exercise price of $7.56 per share were outstanding under the 1996 Plan.

      The 1989 Plan provides for the grant of both incentive and nonstatutory options to purchase up to an aggregate of 400,000 shares of the Company's Common Stock. Incentive stock options can be granted only to employees, including officers, of the Company, while nonstatutory stock options can be granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant services to the Company. Participants in the 1989 Plan are selected by the Board of Directors of the Company, or by a committee of directors selected by the Board as a whole. The Board or the committee is empowered to determine the terms and conditions of each option granted under the 1989 Plan, subject to the limitations that the exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant (110% if granted to an employee who owns 10% or more of the Common Stock), no option can have a term in excess of ten years (five years if granted to an employee owning 10% or more of the Common Stock) and no incentive stock option can be granted to anyone other than a full-time employee of the Company or its subsidiaries. Nonstatutory options may be granted under the 1989 Plan with an exercise price of not less than 85% of the fair market value of the Common Stock at the date of grant.

      The two 1994 Plans and the 1996 Plan provide only for the grant of nonstatutory options. The March 1994 Plan authorizes the grant of options to purchase up to 200,000 shares of the Company's Common Stock and the May 1994 Plan authorized the grant of options to purchase 500,000 shares of the Company's Common Stock in connection with the private placement of the Company's Series A Preferred Stock.

      Options under the 1996 Plan may be granted to employees, non-employee officers and directors, consultants, vendors, customers and others expected to provide significant service to the Company. The exercise price of the stock options cannot be less than the fair market value at the date of the grant (110% if granted to an employee who owns 10% or more of the common stock). Additionally, each non-employee director will be granted a non-statutory stock option to purchase 5,000 shares at fair market value per share on the date of grant, for each year of continuous service on the Company's Board of Directors

      In connection with the acquisition of Del-Tec in 1989, options to purchase shares of the Company's Common Stock were granted. As of December 31, 1997, options to purchase 75,000 shares at the exercise price of $1.83 per share were outstanding as a result of such acquisition.
                            .
      The following table sets forth certain information regarding options granted by the Company during the year ended December 31, 1997 to the executive officers of the Company identified in the Summary Compensation Table set forth above:

                      OPTIONS GRANTED IN CALENDAR YEAR 1997

                                                                                             Potential Realized
                         No. of                                                              Value at Assumed
                         Shares           % of                                             Annual Rates of Stock
                       Subject to         Total                                              Price Appreciation
      Name              Options          Options                                            For Option Term (3)
       of               Granted         Granted to       Exercise         Expiration       ---------------------
    Optionee             (1)(2)         Employees          Price             Date            5%($)       10%($)
    --------             ------         ---------          -----          ----------          ----       ------
Evan M. Gruber          133,333           50%              $7.88          12/31/2006        660,757     1,674,488
Michael G. Rhodes        82,500           31%               7.88          12/31/2006        408,844     1,036,092

-----------------------------

(1) The exercise price was the market price of a share of the Company's Common Stock on the date of grant.

(2) Options are exercisable starting 12 months after the grant date with 25% vesting each year.

(3) On December 31, 1997, the closing price for a share of the Company's Common Stock was $19.50.

         The following table sets forth information regarding options exercised during the year ended December 31, 1997 by the executive officers of the Company identified in the Summary Compensation Table set forth above, as well as the aggregate value of unexercised options held by such executive officer at December 31, 1997. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.

 AGGREGATED OPTION EXERCISES LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                                         Value of Unexercised
                                                         Number of Unexercised           in-the-money Options
                              Shares                   Options at Fiscal Year End     at Fiscal Year End ($) (1)
                            Acquired on     Value      ----------------------------   ---------------------------
         Name               Exercise (#)   Realized    Exercisable    Unexercisable   Exercisable   Unexercisable
         ----               ------------   --------    -----------    -------------   -----------   -------------
Evan M. Gruber                     -             -       337,500        330,833         $6,115,125    $5,069,154
Michael G. Rhodes              52,000       853,615       54,250        186,250            331,253     2,687,933

-------------------
(1) Calculated based on the closing price of the Company's Common Stock as reported on the NASDAQ National Market System on December 31, 1997, which was $19.50 per share.

CERTAIN TRANSACTIONS

         The Company leases its two facilities located in Perris, California, and the land on which the manufacturing facility is located in Lathrop, California, from Mr. Bashaw and general partnerships of which Messrs. Bashaw, Goldenetz and Gruber together own a controlling interest, pursuant to standard industrial leases. Under the terms of these leases, the Company is obligated to pay aggregate annual rentals of $804,000, subject to escalation in accordance with changes in applicable cost of living indices. Due to the recent declines in real estate values, Mr. Bashaw and the general partnerships reduced the monthly lease rates for the year ending December 31, 1994, for the manufacturing facilities to an aggregate of $37,000. The reduced rents will continue for as long as real estate values remain depressed.

         Messrs. Goldenetz and Gruber together own 60% of the capital stock of Class Leasing, Inc., a California corporation, in which the Company has no ownership interest. Mr. Gruber spent less than 20 hours per month in connection with the affairs of Class Leasing, Inc. Class Leasing purchases modular relocatable classrooms from the Company, upon standard terms and at standard wholesale prices, and leases them to third parties primarily under three-year leases, cancelable yearly. During the years ended December 31, 1995, 1996, and 1997, the Company sold modular relocatable classrooms to Class Leasing, Inc. and predecessor entities for aggregate purchase prices of $600,228, $1,452,868 and $2,942,313, respectively, which represented approximately 5%, 3% and 2% of the Company's net sales for each of those years.

         Messrs. Bashaw, Goldenetz, Gruber and Rhodes have personally guaranteed certain of the Company's obligations and the repayment by the Company of amounts which surety companies may be required to expend under the terms of performance bonds issued in connection with manufacturing contracts undertaken by the Company. No payments have been made to Messrs. Bashaw, Goldenetz and Gruber for the guarantees provided by them.


COMPENSATION COMMITTEE REPORT

Report on Annual Compensation of Executive Officers

         It is the policy of the Company's Compensation Committee to establish compensation levels for the executive officers, which reflect the Company's overall performance and their performance, responsibilities and contributions to the long-term growth and profitability of the Company. The committee determines compensation based on its evaluation of the Company's overall performance, including various quantitative factors, primarily the Company's financial performance, sales and earnings against the Company's operating plan, as well as various qualitative factors such as new product development, the Company's product and service quality, the extent to which the executive officers have contributed to forming a strong management team and other factors which the committee believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives.

         The principal component of the compensation of the executive officers is their base salaries. The committee also retains the discretion to award bonuses based on corporate or individual performance. The committee evaluates the practices of various industry groups, market data, including data obtained from time to time from outside compensation consultants, and other economic information to determine the appropriate ranges of base salary levels which will enable the Company to retain and incentivize the executive officers. Throughout the year, the committee members review the corporate and individual performance factors described above. The committee, based upon its review of performance for the previous year and its review of the Company's operating plan, establishes salary levels and awards any bonuses to the executive officers.

         The Compensation Committee also considers grants of stock options for the Company's key employees, including executive officers. The purpose of the stock option program is to provide incentives to the Company's management to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Individual amounts of annual stock option grants are derived based upon review of competitive compensation practices with respect to the same or similar executive positions, overall corporate performance and individual performance.

STOCK PERFORMANCE GRAPH

         The graph set forth below compares the Company's stock price since July 1990 against (1) the S&P 500, and (2) the composite of the companies listed by Media General Financial Services in its non-residential building construction ("Peer Group"). The graph is based upon information provided to the Company by Media General Financial Services.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET


                               FISCAL YEAR ENDING

COMPANY                   1992       1993       1994       1995       1996       1997

MODTECH INC               100        13.64     50.00      77.27      286.36     709.09
INDUSTRY INDEX            100       129.40    113.39      81.56      113.19     158.46
BROAD MARKET              100       110.08    111.54     153.45      188.69     251.64


THE INDUSTRY INDEX CHOSEN WAS:
SIC CODE 154 - NONRESIDENTIAL BUILDING CONSTRUCTION

THE BROAD MARKET INDEX CHOSEN WAS:
AN INDEX OF THE COMPANIES ON THE S&P 500

THE CURRENT COMPOSITION OF THE INDUSTRY INDEX IS AS FOLLOWS:

ABRAMS INDUSTRIES INC
BLOUNT INTERNAT INC A
BLOUNT INTERNAT INC B
GIBBS CONSTRUCTION INC
OLS ASIA HLDG LTD ADR
PERINI CORP
TURNER CORP



SOURCE:   MEDIA GENERAL FINANCIAL SERVICES
          P.O. BOX 85333
          RICHMOND, VA  23293
          PHONE:  1-(800) 446-7922
          FAX:    1-(804) 649-6826

                 [COMPARE 5-YEAR CUMULATIVE TOTAL RETURN GRAPH]

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership an changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareholders are required to furnish the Company with copies of all such forms which they file.

         To the Company's knowledge, based solely on the Company's review of such reports or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 1997 filing requirements applicable to its officers, directors, and other persons subject to Section 16 of the Exchange Act were in compliance.


                             INDEPENDENT ACCOUNTANTS

         KPMG Peat Marwick LLP has been retained to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, and to be available to respond to any shareholder questions directed to KPMG Peat Marwick LLP. This representative will have an opportunity to make a statement if KPMG Peat Marwick LLP so desires.


                              SHAREHOLDER PROPOSALS

         In order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of shareholders, proposals by the Company's shareholders intended to be presented at such annual meeting must be received by the Company no later than ninety (90) days prior to April 30, 1999.


                                 ANNUAL REPORTS

         The Company's 1997 Annual Report on Form 10-K, which includes audited financial statements for the Company's fiscal year ended December 31, 1997, is concurrently being mailed with this proxy statement to shareholders of record on May 22, 1998. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and any amendments thereto, is available without charge to any shareholder of the Company upon written request to Evan Gruber, Chief Executive Officer, Modtech, Inc., Post Office Box 1240, Perris, California 92370.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be presented for action at the meeting. However, if any matters not included in this Proxy Statement properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote under the authority therein given in accordance with his or their best judgment.

                                      By Order of the Board of Directors,

                                      Evan M. Gruber, Chief Executive Officer
May 29, 1998.

                             [ Front of Proxy Card ]

                                  MODTECH, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Gerald B. Bashaw and Evan M. Gruber, and each of them, as attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent the undersigned and vote, as designated below, all of the shares of Common Stock of Modtech, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders to be held on July15, 1998, or at any adjournment or continuation thereof.


1.   ELECTION OF DIRECTORS:

     [ ] FOR ALL NOMINEES LISTED BELOW                 [ ] WITHHOLD AUTHORITY
        (except as marked to the contrary below)           to vote for the
                                                           nominees listed below

Gerald B. Bashaw, Daniel J. Donahoe III, James D. Goldenetz, Evan M. Gruber, Robert W. Campbell, Charles C. McGettigan and Myron A. Wick, III.

   (INSTRUCTION:     To withhold authority to vote for any nominee, write the
                     nominee's name in the space provided below.)


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2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES LISTED ABOVE TO THE COMPANY'S BOARD OF DIRECTORS, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.

                  [ Back of Proxy Card ]


                           Please sign exactly as name appears below, date and
                  return this card promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.

                  Dated . . . . . . . . . . . . . . . . . . . . . . . , 1998




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                                    Signature




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                           Signature (if held jointly)


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.